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                                                                   EXHIBIT 10.22

                           THIRD AMENDMENT TO LEASE
                           ------------------------


     Amendment dated as of October 23, 1996 by and between Ledgemont Realty Trust u/d/t dated December 12, 1984 ("Landlord") and AutoImmune, Inc., a Delaware corporation ("Tenant").

     A. Landlord and Tenant are parties to a Lease dated December 3, 1992 as amended by a First Amendment to Lease dated October 31, 1993 and by a Second Amendment to Lease dated February 1, 1996 (as amended, the "Lease") regarding premises (the "Existing Premises") on the 400, 500 and 600 levels in the building known as Building B of One Ledgemont Center and on the 500 Level in the building known as Building C of One Ledgemont Center.

     B. Landlord and Tenant desire to amend the Lease to add space to the Existing Premises and to reflect certain other agreements between Tenant and Landlord.


                                  Agreements
                                  ----------

     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

     1. The Existing Premises shall be expanded effective as of the Third Premises Expansion Date by adding to them approximately 8,800 square feet of space in the building known as the Richards House of One Ledgemont Center as shown on Exhibit A attached hereto (the "Third Expansion Premises"). From and after the Third Premises Expansion Date, all references in the Lease to the "Premises" shall be deemed to refer to the Existing Premises and the Third Expansion Premises, collectively. The Third Premises Expansion Date shall be September 1, 1997. If there is a holding over or retention of possession of the Third Expansion Premises, or any portion thereof, by the existing tenant or if Landlord shall otherwise be unable to deliver possession of the Third Expansion Premises due to causes beyond its reasonable control, then Landlord shall not be subject to any liability for the failure or delay in giving possession; but the obligation of Tenant to pay rent with respect to the Third Expansion Premises shall be abated until such time as Landlord delivers possession of the Third Expansion Premises free of all occupants to Tenant. No failure to give possession of the Third Expansion Premises shall in any other respect affect the validity of the Lease, this Third Amendment to Lease or any other obligations of Tenant. In the event of such holdover or retention of possession, however, Landlord shall use reasonable efforts to cause the holding over or retaining party to vacate the Third Expansion Premises.

     2. From and after the Third Premises Expansion Date, Tenant shall pay Annual Fixed Rent on the Third Expansion Premises at the following rates:
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Third Premises Expansion Date through 12/2/97   $12.00 per rentable square foot

12/3/97 through 12/2/99                         $13.00 per rentable square foot

     3. From and after the Third Premises Expansion Date, Tenant's Operating Expense Percentage Share shall be increased to 33.16% and Tenant's Tax Percentage Share shall be increased to 23.67%.

     4. The Third Expansion Premises shall be delivered to Tenant in its then "as is" condition except that Landlord shall deliver the Third Expansion Premises to Tenant in broom-clean condition and free of debris and, to the extent of its legal authority to do so, free of property not removed by the former tenant.

     5. In addition to the parking spaces presently allotted to Tenant under the Lease, Tenant shall be entitled to use 15 additional parking spaces appurtenant to the Third Expansion Premises, which additional spaces shall be in a location reasonably designated by Landlord in an area convenient to the Third Expansion Premises. Tenant shall also be entitled to use the same visitor parking spaces currently reserved for use by Efficacy Institute.

     6. Tenant shall have the right to cancel this Third Amendment to Lease by written notice (a "Cancellation Notice") given to Landlord prior to May 15, 1997. A Cancellation Notice shall only be effective if timely given and if accompanied by a Cancellation Fee, as defined herein. The "Cancellation Fee" shall be $25,000 if the Cancellation Notice is given on or before February 15, 1997 and $50,000 if the Cancellation Notice is given after February 15, 1997 and before May 15, 1997.

     7. Landlord agrees to use reasonable efforts to obtain its existing first mortgage lender's consent to this Third Amendment. "Reasonable efforts" shall be deemed satisfied if; within 30 days after the earlier of (x) April 1, 1997 or
(y) the date Tenant waives its cancellation right under Section 6 above, Landlord submits a written request to that effect to the lender together with a copy of the executed Third Amendment and such other materials as Tenant may reasonably request. Landlord and Tenant acknowledge that this Third Amendment shall not be binding on them, notwithstanding their execution here, until such lender has given its written consent or Landlord and Tenant have separately agreed in writing that this Third Amendment shall be effective notwithstanding lack of such lender's consent. At any time more than 90 days after the earlier of (x) April 1, 1997 or (y) the date Tenant waives its cancellation right under
Section 6 above, and prior to such lender's consent, (i) Tenant may withdraw its execution hereof for lack of such lender's consent on not less than twenty-one
(21) calendar days' prior notice to Landlord, which withdrawal shall be effective unless Landlord obtains such lender's consent within such twenty-one days and (ii) Landlord shall be deemed to have withdrawn its execution hereof for lack of such lender's consent at the time Tenant's withdrawal becomes effective.


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     8.  Landlord and Tenant agree to execute and record an amendment to the
Notice of Lease accurately reflecting, to the extent required under Massachusetts General Laws, Chapter 183, Section 4, the terms of the Lease as amended through this Third Amendment. Such amended Notice of Lease shall in no event be recorded prior to lender's consent hereto under Section 7.

     9. Capitalized terms used herein, but not defined shall have the meanings set forth in the Lease.

     10. In all other respects, the Lease is hereby ratified and confirmed.

     Executed as a sealed Massachusetts instrument as of the date first written above.

                               TENANT:
                               AUTOIMMUNE, INC.


                               By:  /s/ Robert C. Bishop
                                  ------------------------
                                  Name:  Robert C. Bishop
                                  Title: President & CEO

                               LANDLORD:
                               LEDGEMONT REALTY TRUST


                               By:  /s/ [SIGNATURE APPEARS HERE]
                                  ---------------------------------
                                  Trustee, but not individually


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